Exhibit 10.9

                              PEOPLES STATE BANK
                   EXECUTIVE DEFERRED COMPENSATION AGREEMENT

      THIS AGREEMENT is made by and between PEOPLES STATE BANK (the "Bank"), a Wisconsin state banking association with its principal place of business in Wausau, Wisconsin, and ______________________ (the "Executive") and provides as follows:

                                 INTRODUCTION

      WHEREAS, the Bank desires to promote its growth and prosperity and the growth and prosperity of its parent holding company, PSB Holdings, Inc. (the "Holding Company"), through the attraction and retention of qualified personnel for positions of substantial responsibility by providing key officers and employees with the opportunity to defer compensation as an incentive and reward for their contribution to the success of the Bank and the Holding Company.

                                   AGREEMENT

      The Executive and the Bank agree as follows:

                                   ARTICLE
                                  DEFINITIONS

      1.1 Definitions. Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

            1.1.1 "Base Salary" means the Executive's current base salary, excluding any and all other compensation such as commissions, allowances, or any other non-annual payment or incentive bonus of either cash, deferred cash payments, or payments into or for any deferred compensation plan, including Code section 401(k) plans, and premium payments for life insurance under the terms of any other deferred compensation or benefit agreement.

            1.1.2 "Benefit Election Form" means the form attached hereto as Exhibit C.

            1.1.3 "Beneficiary" means each designated person, or the estate of the deceased Executive, entitled to benefits, if any, upon the death of the Executive determined pursuant to Article 5.

            1.1.4 "Beneficiary Designation Form" means the form established from time to time by the Plan Administrator that the Executive completes, signs, and returns to the Plan Administrator to designate one or more Beneficiaries, such form attached hereto as Exhibit A.

            1.1.5 "Change of Control" means:

                  (a) a change in the ownership of the of the Bank or of the Holding Company whereby a Person (defined below) acquires, directly or indirectly, ownership of a number of shares of capital stock of the Bank or of the Holding Company which, together with capital stock held by such Person, constitutes more than fifty percent (50%) of the total fair market value or of the combined voting power of the Bank's or of the Holding Company's outstanding capital stock; provided, however, that if a Person already owns more than fifty percent (50%) of the total fair market value or of the combined voting power of the Bank's or of the Holding Company's outstanding capital stock, the acquisition of additional capital stock by such Person is not considered a Change of Control of the Bank or of the Holding Company; provided further, that an increase in the percentage of stock owned by a Person as a result of a transaction in which the Bank or the Holding Company acquires its capital stock in exchange for property will be treated as an acquisition of capital stock for purposes of this Section 1.1.5(a); or

                  (b) a change in the effective control of the Bank or of the Holding Company, whereby either:

                        (i) a Person acquires (or has acquired during the preceding twelve (12) month period ending on the date of the most recent acquisition by such Person), directly or indirectly, ownership of a number of shares of capital stock of the Bank or of the Holding Company which constitutes thirty-five percent (35%) or more of the combined voting power of the Bank's or of the Holding Company's outstanding capital stock; provided, however, that if a Person already owns thirty-five percent (35%) or more of the combined voting power of the Bank's or of the Holding Company's outstanding capital stock, the acquisition of additional capital stock by such Person is not considered a Change of Control of the Bank or of the Holding Company; or

                        (ii) a majority of the persons who were members of the Board of Directors of the Holding Company as of the Effective Date are, within a twelve (12) month period, replaced by individuals whose appointment or election to the Holding Company's Board of Directors is not endorsed by a majority of the Holding Company's Board of Directors prior to the appointment or election; or

                  (c) a change in the ownership of the assets of the Bank or of the Holding Company, whereby a Person acquires (or has acquired during a twelve (12) month period ending on the date of the most recent acquisition by such Person) assets of the Bank or of the Holding Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Bank or of the Holding Company immediately prior to such acquisition or
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            acquisitions; provided, however, that there is no Change of Control if assets are transferred to an entity that is controlled by the shareholders of the Bank of the Holding Company immediately after the transfer, nor is it a Change of Control if the Bank or Holding Company transfers assets to:

                        (i) a shareholder of the Bank or of the Holding Company (immediately before the asset transfer) in exchange for or with respect to the shareholder's capital stock in the Bank;
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                        (ii)  an entity, fifty percent (50%) or more of the
                  total value or voting power of which is owned, directly or indirectly, by the Bank or the Holding Company;

                        (iii) a Person that owns, directly or indirectly, fifty
                  percent (50%) or more of the total value or voting power of all the outstanding capital stock of the Bank or of the Holding Company; or

                        (iv) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in paragraph (iii) of this
                  Section 1.1.5(c).

            For purposes of this Section 1.1.5, a "Person" shall mean an individual, a corporation, or a group of persons acting in concert; provided, however, that persons will not be acting as a group solely because they purchase or own stock of a corporation at the same time or as a result of the same public offering. Persons will be considered acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction with that corporation. If a Person owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such Person is considered to be acting in a group with other shareholders of a corporation prior to the transaction giving rise to the Change of Control, and not with respect to the ownership interest in the other corporation. For purposes of this Section 1.1.5, "gross fair market value" means the value of the assets of the Bank or of the Holding Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

                 1.1.5.1 "Permitted Transfer" means that a Shareholder may make the following transfers and such transfers shall be deemed not to be a Change of Control under Section 1.1.5:

                        (i) To any trust, company, or partnership created solely for the benefit of any Shareholder or any spouse of or any lineal descendent of any Shareholder;

                        (ii)  To any individual or entity by bona fide gift;
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                        (iii) To any spouse or former spouse of any Shareholder
                  pursuant to the terms of a decree of divorce;

                        (iv) To any officer or employee of the Bank pursuant to any incentive stock option plan established by the Shareholder;

                        (v)   To any family member of any Shareholder;

                        (vi) After receipt of any necessary regulatory approvals, to any company or partnership, including but not limited to, a family limited partnership, a majority of the stock or interests of which company or partnership are owned by any of the Shareholder;

                        (vii) To any existing Shareholder as of the effective
                  date of this Agreement; or

                        (viii)To any trust established and intended to qualify
                  under section 401(a) of the Code.

            1.1.6 "Change of Control Benefit" means the benefit described in
      Section 4.6.

            1.1.7 "Code" means the Internal Revenue Code of 1986, as amended.

            1.1.8 "Death Benefit" means the benefit described in Article 5.

            1.1.9 "Death Benefit Election Form" means the form attached hereto as Exhibit D.

            1.1.10 "Deferral" means the amount of Base Salary that the Executive elects to contribute to the Deferral Account, as set forth on The Deferral Election Form.

            1.1.11 "Deferral Account" means the bookkeeping account established pursuant to Article 3 of this Agreement.

            1.1.12" Deferral Election Form" means the form attached hereto as Exhibit B.

            1.1.13" Disability" means (i) the inability of the Executive to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of more than twelve (12) months, or (ii) the receipt of income replacement benefits for a period of more than three (3) months under a Bank-sponsored accident and health plan covering the Executive due to a medically determinable physical or mental impairment which is expected to result in death or is expected to last for a continuous period of more than twelve (12) months.
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            1.1.14" Disability Benefit" means the benefit described in Section
      4.5.

            1.1.15" Effective Date" means February 7, 2005.

            1.1.16" Early Retirement Age" means age fifty-five (55) with fifteen (15) full Service Years and five (5) full Participation Years.

            1.1.17" Early Retirement Date" means the month, day and year that Termination of Employment occurs following the date the Executive has attained Early Retirement Age.

            1.1.18" Interest" has the meaning set forth in Section 3.1.3.

            1.1.19" Matching Deferral" means the amount matching contribution that the Bank will contribute to the Executive's Deferral Account, determined in accordance with Section 3.1.2.

            1.1.20" Normal Retirement Date" means age sixty-five (65).
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            1.1.21" Participation Year" means the number of full Plan Years in which the Executive has been covered by and eligible for the benefits provided by this Agreement. Participation Years do not include periods prior to the Effective Date of this Agreement. Credit for a Participation Year will be credited as of the January 1st next following the end of the Participation Year.

            1.1.22" Plan Year" means the twelve (12) consecutive months beginning on January 1st of each year and ending on December 31st of each year. The initial Plan Year shall commence on the Effective Date.

            1.1.23" Return on Equity" or "ROE" means the Bank's Return on Equity as reported on the immediately preceding Report and Condition of Income prepared for the Bank by the FFIEC.

            1.1.24" Service Year " means a full twelve (12) month period commencing on January 1st and ending on December 31st during which the Executive performs services for the Bank as an employee. Service Years include periods prior to the Effective Date of this Agreement and includes service at any predecessor entity or service at an entity acquired by the Bank and/or Holding Company. Credit for a Service Year will be credited as of the January 1st next following the end of the Participation Year.

            1.1.25" Shareholder" means the existing owners of all issued and outstanding stock of the Bank or Holding Company as of the Effective Date of this Agreement.
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            1.1.26" Specified Employee" means a "key employee," as that term is defined in section 416(i) of the Code.

            1.1.27" Termination for Cause" has the meaning set forth in Section 7.1.

            1.1.28" Termination of Employment" means that the Executive ceases to be employed by the Bank for any reason, voluntary or involuntary, other than by reason of a leave of absence approved by the Bank.

                                   ARTICLE
                                   ELECTIONS

      2.1 Initial Election. The Executive's initial Deferral Election Form, Benefit Election Form, and Death Benefit Election Form must be executed and returned to the Bank within thirty (30) days of the Effective Date of this Agreement, and shall apply to Base Salary earned with respect to services performed after the Effective Date.

      2.2   Subsequent Elections.

            2.2.1 Deferral Elections. Deferral Election Forms with respect to Base Salary earned for services performed in a following Plan Year must be executed and returned to the Bank no later than December 31st of the current Plan Year, provided, however, that in the event the Executive fails to provide a subsequent Deferral Election Form to the Bank by December 31st of the current Plan Year, the Bank may rely on the most recent Deferral Election Form provided by the Executive to determine the amount, if any, of the Executive's Deferral for the following Plan Year.

            2.2.2 Benefit Election and Death Benefit Election. The Executive (and the Executive's Beneficiary, if applicable) shall be permitted to change the Executive's initial Benefit Election Form and Death Benefit Election Form by filing a newly completed Benefit Election Form or Death Benefit Election Form; provided, however, that subsequent elections are subject to and must comply with the requirements under Code section 409A and guidance issued thereunder, to the extent applicable, regarding distribution elections and subsequent distribution elections.

      2.3 Deferral Election Form Modifications. The Executive may modify a Deferral Election Form and the amount of Deferrals to be made during a Plan Year by providing the Bank an new Deferral Election Form; provided, however, that the Executive may only elect to decrease or discontinue such Deferrals, and may not, during a Plan Year, elect to increase such Deferrals. Any such modification to the amount of Deferral shall not be effective until the second pay period following notification by the Executive to the Bank by the Executive's completion of a new Deferral Election Form.

                                   ARTICLE 3
                                       6
                               DEFERRAL ACCOUNT

      3.1 Establishing and Crediting. The Bank shall establish a Deferral Account on its books for the Executive, and shall credit to the Deferral Account the following amounts:

            3.1.1 Deferrals. That amount of Base Salary deferred by the Executive as set forth in the signed Deferral Election Form completed by the Executive and submitted to the Bank in accordance with Article 2. The Bank shall credit the Deferrals as of the time such amounts would have otherwise been paid to the Executive as Base Salary in accordance with the Bank's or the Holding Company's regular payroll schedule and
      policy.    Notwithstanding the above, in any given Plan Year the total amount deferred by the Executive shall not exceed an amount equaling twenty percent (20%) of Base Salary.

            3.1.2 Matching Deferrals. In addition to the Executive's Deferrals as described in Section 3.1.1, each Plan Year the Bank shall make a Matching Deferral contribution in an amount equal to twenty percent (20%) of the Executive's Deferrals, up to a maximum of three percent (3%) of the Executive's Base Salary. The Bank shall credit the Matching Deferrals at the time the Deferrals are credited to the Deferral Account in accordance with Section 3.1.1.

                  3.1.2.1 Vesting of Matching Deferrals.  For each full
            Participation Year (determined as of the Executive's Termination of Employment for any reason), the Executive's shall vest in twenty percent (20%) of the Matching Deferrals contributed to his Deferral Account (and any Interest thereon) during that Participation Year at the end of such Participation Year, and shall continue to vest an additional twenty percent (20%) in such Matching Deferrals over the next four (4) year period, such that Matching Deferrals contributed for a given Participation Year shall be fully vested upon completion of the five full Participation Years, including the Participation Year in which the Matching Deferral was contributed to the Deferral Account. For example, at the completion of five (5)

            Participation Years, the Executive shall be fully vested in Matching Deferrals contributed in the first Participation Year, eighty percent (80%) vested in Matching Deferrals contributed in the second Participation Year, sixty percent (60%) vested in Matching Deferrals contributed in the third Participation Year, and so on.

                  3.1.2.2 Full Vesting of Matching Deferrals.Notwithstanding
            the preceding Section 3.1.2.1, the Executive shall be one hundred percent (100%) vested in all Matching Deferrals upon the Executive's death, Disability, or attainment of Early Retirement Age or Normal Retirement Age.

            3.1.3 Interest.  Until any payment commences under Article 4 or
      Article 5 of this Agreement, the Bank shall accrue Interest on the Deferral Account at an annual rate equal to the fifty percent (50%) of the annual Return on Equity of the Bank for the Plan Year, subject to a minimum of zero percent (0%) and a maximum of ten percent (10%). The Bank shall
                                       7
      credit annual Interest in arrears at the end of each Plan Year on only the Deferrals and Matching Deferrals credited during the Plan Year to the Deferral Account. In addition, as of the first day of a Plan Year, the Bank will credit compound Interest to the Deferral Account based on the Deferral Account balance as of the last day of the preceding Plan Year. Interest credited under this Section 3.1.3 shall continue until payment commences using the ROE for the prior Plan Year. In the event of a part-year interest payment due the Executive's entitlement to and commencement of benefits under this Agreement, the interest rate shall be applied to the Deferral Account balance using monthly compounding for the period prior to the first payment of any benefits under this Agreement.

      3.2 Statement of Account. The Bank shall provide to the Executive, within one hundred twenty (120) days after the last day of each Plan Year, a statement setting forth the Deferral Account balance.

      3.3 Accounting Device Only. The Deferral Account is solely a device for measuring amounts to be paid under this Agreement. The Deferral Account is not a trust fund of any kind. The Executive is a general unsecured creditor of the Bank for the payment of benefits. The benefits represent the Bank's promise to pay such benefits. The Executive's rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Executive's creditors.

                                   ARTICLE 4
                           BENEFITS DURING LIFETIME

      4.1 Normal Retirement Benefit. Upon the Executive's Normal Retirement Date, the Bank shall pay to the Executive the benefit described in this Section
4.1 in lieu of any other benefit under this Agreement.

            4.1.1 Amount of Benefit. The benefit under this Section 4.1 is one hundred percent (100%) of the Deferral Account balance, determined as of the Executive's Normal Retirement Date.

            4.1.2 Payment of Benefit. The Bank shall pay the benefit determined under Section 4.1.1 to the Executive in the form elected by the Executive on the Benefit Election Form, commencing on the last day of the month following the Executive's Normal Retirement Date; provided, however, that if the Executive is a Specified Employee, payment of the Executive's benefit shall not commence until the last day of the sixth
      (6th) month following the Executive's Normal Retirement Date.

      4.2 Early Retirement Benefit.Upon the Executive's Early Retirement Date, the Bank shall pay to the Executive the benefit described in this Section
4.2 in lieu of any other benefit under this Agreement.
                                       8
            4.2.1 Amount of Benefit. The benefit under this Section 4.2 is one hundred percent (100%) of the Deferral Account balance, determined as of the Executive's Early Retirement Date.

            4.2.3 Payment of Benefit. The Bank shall pay the benefit determined under Section 4.2.1 to the Executive in the form elected by the Executive on the Benefit Election Form, commencing on the last day of the month following the Executive's Early Retirement Date; provided, however, that if the Executive is a Specified Employee, payment of the Executive's benefit shall not commence until the last day of the sixth
      (6th) month following the Executive's Early Retirement Date.

      4.3 Voluntary Termination Benefit. Upon the Executive's Voluntary Termination Date, the Bank shall pay to the Executive the benefit described in this Section 4.3 in lieu of any other benefit under this Agreement.

            4.3.1 Amount of Benefit. The benefit under this Section 4.3 is as follows: (i) one hundred percent of the Deferral Account with respect to Deferrals earning attributable to the Deferrals, plus (ii) the vested portion of the Deferral Account with respect to Matching Deferrals and earnings attributable to the Matching Deferrals, such vested portion determined in accordance with the schedule set forth in Section 3.1.2.1 of this Agreement, each as determined as of the Executive's Voluntary Termination Date.

            4.3.2 Payment of Benefit. The Bank shall pay the benefit determined under Section 4.3.1 to the Executive in a single lump-sum payment within sixty (60) days after the Executive's Voluntary Termination Date; provided, however, that if the Executive is a Specified Employee, payment of the Executive's benefit shall not commence until the last day of the sixth (6th) month following the Executive's Voluntary Termination Date.

      4.4 Involuntary Termination Benefit. Upon the Executive's Involuntary Termination Date, the Bank shall pay to the Executive the benefit described in this Section 4.4 in lieu of any other benefit under this Article.

            4.4.1 Amount of Benefit. The benefit under this Section 4.4 is one hundred percent (100%) of the Deferral Account balance determined as of last day of the preceding Plan Year, plus any Deferrals and Matching Deferrals during the current Plan Year, with Interest credited thereto based upon the prior Plan Year's ROE fur the current Plan Year; provided, however, that if the Executive's Involuntary Termination is due to Termination For Cause, the benefit under this Section 4.4 is one hundred percent (100%) of the Executive's Deferrals, without regard to Interest, determined as of the Executive's Involuntary Termination Date.

            4.4.2 Payment of Benefit. The Bank shall pay the benefit determined under Section 4.4.1 to the Executive in a single lump-sum payment within sixty (60) days after the Executive's Involuntary Termination Date; provided, however, that if the Executive is a
                                       9
      Specified Employee, payment of the Executive's benefit shall not commence until the last day of the sixth (6th) month following the Executive's Involuntary Termination Date.

      4.5 Disability Benefit. Upon the Executive's Termination of Employment due to Disability prior to Normal Retirement Age, the Bank shall pay to the Executive the benefit described in this Section 4.5 in lieu of any other benefit under this Agreement.

            4.5.1 Amount of Benefit. The benefit under this Section 4.5.1 is one hundred percent (100%) of the Deferral Account, determined as of the date of the Executive's Termination of Employment due to Disability.

            4.5.2 Payment of Benefit. The Bank shall pay the benefit determined under Section 4.5.1 to the Executive in the form elected by the Executive on the Benefit Election Form, commencing on the last day of the month following the Executive's certification of Disability.

      4.6. Change of Control Benefit. Upon a Change of Control, the Executive shall become entitled to the applicable benefit described in this
Section 4.6 in lieu of any other benefit under this Agreement.

            4.6.1 Amount of Benefit. The benefit under Section 4.6 is one hundred percent (100%) of the Deferral Account, as determined on the date of the Executive's death.

            4.6.2 Payment of Benefit. The Bank shall pay the benefit determined under Section 4.6.1 to the Executive in lump-sum payment within sixty (60) days of the Change of Control.

                                   ARTICLE 5
                                DEATH BENEFITS

      5.1 Death During Active Service. If the Executive dies while in the active service of the Bank, the Bank shall pay to the Executive's beneficiary the benefit described in this Section 5.1 in lieu of the benefits under this Agreement.

            5.1.1 Amount of Benefit. The benefit under Section 5.1 is one hundred percent (100%) of the Deferral Account, as determined on the date of the Executive's death.

            5.1.2 Payment of Benefit. The Bank shall pay the benefit determined under Section 5.1.1 to the Beneficiary in the form elected by the Executive on the Death Benefit Election Form, commencing on the last day of the month following the death.

      5.2 Death During Benefit Period. If the Executive dies after benefit payments have commenced under this Agreement, but before receiving all such payments, the Bank shall pay the remaining benefits to the Executive's Beneficiary at the same time, in the same method, and in the same amounts they would have been paid to the Executive had the Executive survived.
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
                                   ARTICLE 6
                                 BENEFICIARIES

      6.1 Beneficiary Designation. The Executive shall have the right, at any time, to designate a Beneficiary(ies) to receive any benefits payable under this Agreement upon the death of the Executive. The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designation under any other benefit plan of the Bank in which the Executive participates.

      6.2 Beneficiary Designation: Change. The Executive shall designate a Beneficiary by completing and signing the Beneficiary Designation Form, and delivering it to the Plan Administrator or its designated agent. The Executive's Beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved. The Executive shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator's rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Plan Administrator prior to the Executive's death.

      6.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

      6.4 No Beneficiary Designation. If the Executive dies without a valid beneficiary designation, or if all designated Beneficiaries predecease the Executive, then the Executive's spouse shall be the designated Beneficiary. If the Executive has no surviving spouse, the benefits shall be made to the personal representative of the Executive's estate.

      6.5 Facility of Payment. If the Plan Administrator determines in its discretion that a benefit is to be paid to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person's property, the Plan Administrator may direct payment of such benefit to the guardian, legal representative, or person having the care or custody of such minor, incompetent person, or incapable person. The Plan Administrator may require proof of incompetence, minority, or guardianship as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Executive and the Executive's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Agreement for such payment amount.
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                                   ARTICLE 7
                              GENERAL LIMITATIONS

      7.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement if the Board terminates the Executive's employment for:

            (a) Conviction of, or a plea of nolo contendere by, Executive to a felony or to fraud, embezzlement or misappropriation of funds;

            (b) The commission of a fraudulent act or omission, breach of trust or fiduciary duty with regard to the Company, that has had a material adverse effect on the Company;

            (c) Material violation by Executive of any applicable federal banking law or regulation that has had a material adverse effect on the Company; or

            (d) The willful failure by Executive, without communication to the Board of Directors before such act, to adhere to the Company's written policies, which causes a material monetary injury or other material harm to the Company.

      Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated by reason of violating Sections 7.1(b), (c), or (d) until Executive is notified in writing by the Bank (or its successor entity) of a determination of a violation of Sections 7.1(b), (c), or (d), specifying the particulars thereof in reasonably sufficient detail, and giving the Executive a reasonable opportunity (of not less than ten (10) days), together with his counsel, to explain to the Bank why there has been no violation of Sections 7.1(b), (c), or (d), followed by a finding by the Bank (i) that in the good faith opinion of the Bank (or its successor entity) the Executive had committed an act described in Sections 7.1(b), (c), or (d) above, (ii) specifying the particulars thereof in detail, and (iii) determining that such violation has not been corrected, or is not capable of correction. Nothing herein shall limit the right of the Executive or his Beneficiary to contest the validity or propriety of any such determination.

      7.2 Suicide or Misstatement. The Bank shall not pay any benefit under this Agreement if the Executive commits suicide within two (2) years after the Effective Date. In addition, the Bank shall not pay any benefit under this Agreement if the Executive has made any material misstatement of fact on any application for life insurance owned by the Bank on the Executive's life that results in the Bank being unable to collect the total death proceeds from such policies.

      7.3 Excess Parachute Payment. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not be required to pay any benefit under this Agreement if, upon the advice of counsel, the Bank determines that the payment of such benefit would be prohibited by 12 C.F.R. Part 359 or any successor regulations regarding employee compensation promulgated by any regulatory agency having jurisdiction over the Bank or its affiliates, or to the extent any benefit would be a non-deductible excess parachute payment under
Section 280G of the Code, or create an
                                       12
excise tax under the excess parachute rules of Sections 280G and 4999 of the Code. To the extent possible, the Bank shall reduce the benefit paid under this Agreement to the maximum benefit that would be permissible, deductible, and would not result in any such excise tax.

                                   ARTICLE 8
                         CLAIMS AND REVIEW PROCEDURES

      8.1 Claims Procedure. An Executive or Beneficiary ("claimant") who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

            8.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Plan Administrator a written claim for the benefits.

            8.1.2 Timing of Plan Administrator Response. The Plan Administrator shall respond to such claimant within ninety (90) days after receiving the claim. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional ninety (90) days by notifying the claimant in writing, prior to the end of the initial ninety (90) day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision. If there is an extension, a decision on the claim shall be made as soon as possible, but not later than one hundred eighty
      (180) days after receipt by the Plan Administrator of your initial claim for benefits.

            8.1.3 Notice of Decision. If the Plan Administrator denies part or all of the claim, the Plan Administrator shall notify the claimant in writing of such denial. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant.
      The notification shall set forth:

                  (a)  The specific reasons for the denial;

                  (b) A reference to the specific provisions of the Agreement on which the denial is based;

                  (c) A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed;

                  (d) An explanation of the Agreement's review procedures and the time limits applicable to such procedures; and

                  (e) A statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.
                                       13
      8.2 Review Procedure. If the Plan Administrator denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Plan Administrator of the denial, as follows:

            8.2.1 Initiation - Written Request. To initiate the claim denial review, the claimant, within sixty (60) days after receiving the Plan Administrator's notice of denial, must file with the Plan Administrator a written request for review.

            8.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records, and other information relating to the claim. The Plan Administrator shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

            8.2.3 Considerations on Review. In considering the review, the Plan Administrator shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

            8.2.4 Timing of Plan Administrator Response. The Plan Administrator shall respond in writing to such claimant within sixty (60) days after receiving the request for review. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional sixty (60) days by notifying the claimant in writing, prior to the end of the initial sixty (60) day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision. This extension may only be made where there are special circumstances which are communicated to you in writing within the initial sixty (60) day period. If there is an extension, a decision on your appeal shall be made as soon as possible, but not later than one hundred twenty (120) days after receipt by the Plan Administrator of your initial claim for review.

            8.2.5 Notice of Decision. The Plan Administrator shall notify the claimant in writing of its decision on review. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                  (a)   The specific reasons for the denial;

                  (b) A reference to the specific provisions of the Agreement on which the denial is based;

                  (c) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other
                                       14
            information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits; and

                  (d) A statement of the claimant's right to bring a civil action under ERISA Section 502(a).

                                   ARTICLE 9
                          AMENDMENTS AND TERMINATION

      9.1 Amendments. This Agreement may be amended at any time by a written agreement to amend signed by the Bank and the Executive; provided, however, that no such amendment shall reduce any benefits to which the Executive is entitled under this Agreement.

      9.2 Termination. Subject to Section 9.3, the Bank may terminate this Agreement at any time prior to the Executive's Termination of Employment by written notice to the Executive; provided, however, that if the Bank terminates this Agreement, the Executive shall become one hundred percent (100%) vested in the Deferral Account balance, determined at the time the Agreement is terminated. Following termination of the Agreement, the Deferral Account balance will be paid to the Executive in accordance with the terms of this Agreement.

      9.3 Termination of the Agreement During Benefit Period. The Bank may not terminate this Agreement at any time after benefit payments have commenced under this Agreement but before all such payments have been made, unless the Bank and the Executive execute a written agreement allowing such termination.

      9.4 Termination on Change of Control.Notwithstanding previous paragraphs in this Article 9, the Bank may terminate this Agreement in its entirety upon a Change of Control by the payment of one of the following: (1) the vested Accrual Balance to any Executive who has a benefit due under Section 4.6.1; or (2) the payment of the present value, using the Discount Rate, of any remaining benefits payable to any Executive who has retired or is Disabled and is still receiving benefit payments, or to any Beneficiary of a deceased Executive who is still receiving benefit payments.

                                  ARTICLE 10
                                 MISCELLANEOUS

      10.1 Binding Effect. This Agreement shall bind the Executive and the Bank, and their beneficiaries, survivors, executors, administrators, and permitted transferees.

      10.2 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Bank, nor does it interfere with the Bank's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.
                                       15
      10.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner, except in accordance with Article 5 with respect to designation of beneficiaries.

      10.4 Tax Withholding. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

      10.5 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of Wisconsin, except to the extent preempted by the laws of the United States of America.

      10.6 Unfunded Arrangement. The Executive and beneficiary are general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance by the Executive or attachment or garnishment by the Executive's creditors. Any insurance on the Executive's life is a general asset of the Bank to which the Executive and beneficiary have no preferred or secured claim.

      10.7 Severability. Without limitation of any other section contained herein, in case any one or more provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any other respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement. In the event any one or more of the provisions found in the Agreement shall be held to be invalid, illegal or unenforceable by any governmental regulatory agency or court of competent jurisdiction, this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been a part of this Agreement and such provision shall be deemed substituted by such other provisions as will most nearly accomplish the intent of the parties to the extent permitted by applicable law.

      10.8 Recovery of Estate Taxes. If the Executive's gross estate for federal estate tax purposes includes any amount determined by reference to and on account of this Agreement, and if the Executive's beneficiary is other than the Executive's estate, the Executive's estate shall be entitled to recover from the beneficiary receiving such benefit under the terms of this Agreement, an amount by which the total estate tax due by the Executive's estate exceeds the total estate tax which would have been due and payable if the value of the benefit created by this Agreement would not have been included in the Executive's gross estate. If there is more than one person receiving such benefit, the right of recovery shall be against each such person in a pro-rata amount according to their respective interests in the total amount of benefit created by this Agreement

      10.9 Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

      10.10 Administration. The Bank shall have powers which are necessary to administer this Agreement, including but not limited to:
                                       16
            (a)   Interpreting the provisions of the Agreement;

            (b) Establishing and revising the method of accounting for the Agreement;

            (c)   Maintaining a record of benefit payments; and

            (d) Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

      10.11 Named Fiduciary. For purposes of the Employee Retirement Income Security Act of 1974, if applicable, the Bank shall be the named fiduciary and plan administrator under this Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

      10.12 Full Obligation. Notwithstanding any provision to the contrary, when the Bank has paid either the lifetime benefits or death benefits as appropriate under any section of the Agreement, the Bank has completed its obligation to the Executive.

                                   ********

      IN WITNESS WHEREOF, a duly authorized officer of the Bank and the Executive has signed this Agreement on the dates indicated below, to be effective as of the Effective Date.

BANK:                                      EXECUTIVE:

By: _______________________________        ________________________________

Its: _______________________________       Date: ________________________

Date: __________________________
                                       18
                                   EXHIBIT A

                              PEOPLES STATE BANK
                   EXECUTIVE DEFERRED COMPENSATION AGREEMENT

                         BENEFICIARY DESIGNATION FORM

I designate the following as beneficiary of benefits under the Supplemental Retirement Agreement with the Peoples State Bank and payable following my death:

Primary:    _________________________________________________________________

_____________________________________________________________________________

Contingent: _________________________________________________________________

_____________________________________________________________________________

Note: To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

I understand that I may change these beneficiary designations by delivering a new written designation to the Plan Administrator. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

Name:       _______________________________

Signature:  _______________________________Date: _______

          SPOUSAL CONSENT (REQUIRED IF SPOUSE NOT NAMED BENEFICIARY):

I consent to the beneficiary designation above, and acknowledge that if I am named beneficiary and our marriage is subsequently dissolved, the designation will be automatically revoked.

Spouse Name:_______________________________

Signature:  _______________________________Date: _______

Received  by  the  Plan Administrator this ________ day of _____ --____, 20___.

By:   _________________________________
Title:_________________________________

                                   EXHIBIT B

                              PEOPLES STATE BANK
                        DEFERRED COMPENSATION AGREEMENT
                            DEFERRAL ELECTION FORM

      I, the undersigned, hereby elect, by completing (if necessary) and initialing the following, to defer the percentage of my Base Salary as set forth below:

      _______ I elect to defer ___________ percent (____ %) (not to exceed twenty percent (20%)) of my Base Salary.

      _______     I do not elect to defer any portion of my Base Salary.

      I understand that I should complete this Deferral Election Form and provide the executed form to the Bank no later than December 31st of each Plan Year, such election to apply to Base Salary earned by me during the following Plan Year. I also understand that in the event I fail to provide a completed Exhibit A to the Bank by such date, the Bank may rely on the most recently completed Deferral Election Form previously provided by me to the Bank to determine that amount, if any, of my Base Salary I elect to defer for a Plan Year.

      I further understand that I modify my Deferrals during a Plan Year by providing the Bank a new Deferral Election Form, provided that I may only modify my Deferrals by electing to decrease the amount of Deferrals or to discontinue Deferrals completely. Any such modification to my Deferrals shall become effective the second pay period following my notification to the Bank.

Dated this _____ day of ______________, 20__

                                    EXECUTIVE:


                                    By: ____________________________________


                                    Printed Name:
                                    _______________________________

                                   EXHIBIT C

                              PEOPLES STATE BANK
                        DEFERRED COMPENSATION AGREEMENT

                             BENEFIT ELECTION FORM

      The Executive, by initialing in ink either OPTION 1 OR OPTION 2 below, hereby elects to receive the benefits described in Sections 4.1, 4.2, or 4.5 of the Agreement in the following manner:

OPTION 1 (LUMP SUM)

_________ a.The Bank shall pay the amount set forth in Sections 4.1, 4.2, or
            4.5 of the Agreement in a single lump sum payment. Such payment shall be made within sixty (60) days following the date of the event giving rise to the payment under Sections 4.1, 4.2 or 4.5 of the Agreement occurs.

OPTION 2 (UP TO A 15-YEAR ANNUITY COMMENCING AT DEATH)


_________ b.The Bank shall pay the benefit amount set forth in Sections 4.1,
            4.2, or 4.5 of the Agreement in _______ (____) equal monthly installments (not to exceed one hundred eighty (180) monthly installments) commencing on the last day of the month following the month in which the event giving rise to the payment under Sections 4.1, 4.2, or 4.5 of the Agreement occurs. The Bank shall credit interest at an annual rate of seven and one-half percent (7.5%), compounded monthly, on the remaining balance of the benefit amount set forth in the Agreement during the applicable installment period until fully paid.

     The Executive and Bank acknowledge and agree that the Executive may change the elections set forth above prior to the date payment is to begin by filing a new Benefit Election Form; provided, however, that subsequent elections are subject to and must comply with requirements under Code section 409A and the guidance issued thereunder applicable to distribution elections and subsequent distribution elections.

     The Executive and the Bank further acknowledge and agree that the Bank, in the absence of a valid election by the Executive under this Benefit Election Form, the Bank shall pay any benefit under Sections 4.1, 4.2, or 4.5 of the Agreement in accordance with OPTION 1 above.

                                    EXECUTIVE:


                                    By: _____________________________________


                                    Printed Name: _____________________________

                                   EXHIBIT D

                              PEOPLES STATE BANK
                   EXECUTIVE DEFERRED COMPENSATION AGREEMENT

                        DEATH BENEFIT PAYMENT ELECTION

      The Executive, by initialing in ink either OPTION 1 OR OPTION 2 below, hereby elects the following payment method for the Death Benefits described in Subsection 5.1 of the Agreement in the following manner:

OPTION 1 (LUMP SUM PAYMENT AT DEATH)

__________ a.The  Bank shall pay the amount set forth in Section 5.1 of the
            Agreement in a single lump sum. The Bank shall pay this benefit to the Executive's designated beneficiary within sixty (60) days of the Executive's death.

OPTION 2 (UP TO A 15-YEAR ANNUITY COMMENCING AT DEATH)

__________ b.The Bank shall pay the benefit amount set forth Section 5.1 of the
            Agreement to the Executive's designated beneficiary in ______
            (___) equal monthly installments (not to exceed one hundred eighty
            (180) monthly installments) commencing on the last day of the month following the month of the Executive's death. The Bank shall credit interest at an annual rate of seven and one-half percent (7.5%), compounded monthly, on the remaining balance of the benefit amount set forth in the Agreement during the applicable installment period until fully paid.

     The Executive and Bank acknowledge and agree that the Executive (or the Beneficiary upon the Executive's death) may change the elections set forth above prior to the date payment is to begin by filing a new Death Benefit Election Form; provided, however, that subsequent elections are subject to and must comply with requirements under Code section 409A and the guidance issued thereunder, to the extent applicable, regarding distribution elections and subsequent distribution elections.

     The Executive and the Bank further acknowledge and agree that the Bank, in the absence of a valid election by the Executive under this Death Benefit Election Form, the Bank shall pay any benefit under Sections 5.1 of the Agreement in accordance with OPTION 1 above.

                                    EXECUTIVE:


                                    By: _______________________________________


                                    Printed Name:
                                    ________________________________